                                                                    EXHIBIT 16.1

                                (BDO LETTERHEAD)


July 17, 2003



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 1, 2003, to be filed by our former client, Income Opportunity Realty Investors, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP